Exhibit T3C-1
Convenio Copy

FORM OF B NOTE INDENTURE

INDENTURE

Dated as of [_____, 2005]

between

CORPORACIÓN DURANGO, S.A. DE C.V.,
as the Issuer,

and

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

UP TO $433,785,600 SERIES B STEP UP RATE

SENIOR SECURED GUARANTEED NOTES DUE 2012

Cross-Reference Table*

TIA Section		Indenture Section
§ 310	(a)(1)	6.10
	(a)(2)	6.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	6.10
	(b)	6.10
	(c)	N.A.
§ 311	(a)	6.11
	(b)	6.11
	(c)	N.A.
§ 312	(a)	2.04
	(b)	12.03
	(c)	12.03
§ 313	(a)	6.06
	(b)	6.06; 6.07; 8.02
	(c)	6.06; 12.02
	(d)	6.06; 12.02
§ 314	(a)(1)	6.06; 12.02
	(a)(2)	6.06; 12.02
	(a)(3)	6.06; 12.02
	(a)(4)	12.07
	(b)	8.02
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	12.04
	(d)	8.02
	(e)	12.07
	(f)	N.A.
§ 315	(a)(1)	6.01
	(a)(2)	6.02
	(b)	6.05; 12.02
	(c)	6.01
	(d)	6.02
	(e)	5.11
§ 316	(a)(1)(A) and last sentence of (a)	5.05
	(a)(1)(B)	5.04
	(b)	5.07
	(c)	12.06
§ 317	(a)(1)	5.08
	(a)(2)	5.09
	(b)	2.05
§ 318	(a)	12.01
	(b)	N.A.
	(c)	N.A.

N.A. means Not Applicable

*	Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

Exhibit A – Form of Note
Exhibit B – Form of Common Agreement

iii

          INDENTURE (this “Indenture”), dated as of [   , 2005], between CORPORACIóN DURANGO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Issuer”) and LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee (the “Trustee”).

          WHEREAS, on May 18, 2004, the Issuer initiated a voluntary insolvency proceeding under Mexico’s Ley de Concursos Mercantiles with the Federal District Court of Durango, Mexico (the “Mexico Bankruptcy Court”) which proceeding (the “Concurso Mercantil Proceeding”) was declared open by the Mexico Bankruptcy Court on August 25, 2004;

          WHEREAS, on May 21, 2004 a case ancillary to a foreign proceeding was commenced on behalf of the Issuer before the United States Bankruptcy Court for the Southern District of New York;

          WHEREAS, on [   ], 2004, the conciliator in the Concurso Mercantil Proceeding presented a restructuring plan (the “Plan”) to the Mexico Bankruptcy Court;

          WHEREAS, on [   ], 2004, the Mexico Bankruptcy Court entered its final judgment in the Concurso Mercantil Proceeding (the “Final Judgment”) and the Concurso Mercantil Proceeding was terminated;

          WHEREAS, in accordance with the Final Judgment, the Plan authorizes the Issuer to issue, among other things, up to $433,785,600 in principal amount of its Series B Step Up Rate Senior Secured Guaranteed Notes due 2012 (the “Notes”);

          WHEREAS, the Issuer has effected a financial restructuring through the Concurso Mercantil Proceeding; and in connection with the Concurso Mercantil Proceeding, the Issuer is required, among other things, to issue the Notes pursuant to the terms of this Indenture;

          WHEREAS, pursuant to the terms of the Common Agreement and the Security Documents (i) each of the Guaranteeing Parties has agreed to guarantee the Obligations of the Issuer hereunder and (ii) the Issuer and each of the Guarantors has agreed to secure its Obligations to the Holders hereunder by granting security interests in, and Liens on, (X) substantially all of its tangible property and assets, whether now existing or hereafter acquired or arising, (Y) the capital stock of Pipsamex and McKinley (as defined herein), and (Z) the DSRA (as defined herein); and

          WHEREAS this Indenture is the “B Note Indenture” referred to and as defined in the Common Agreement; and

          NOW, THEREFORE, the Issuer and the Trustee agree as follows for the equal and ratable benefit of the Holders:

          This Indenture is subject to, and shall be governed by, the provisions of the TIA (as hereinafter defined) that are required to be a part of and to govern indentures under the TIA.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.01. Definitions.

           As used herein, the following terms have the respective meanings set forth below. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Common Agreement.

           “Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer and exchange.

          “Authenticating Agent” is defined in Section 2.04(d).

          “Bankruptcy Law” means Title 11, U.S. Code, a concurso mercantil proceeding in Mexico, or any similar body of law applicable to the Issuer and the Guaranteeing Parties.

          “Board of Directors” means the Board of Directors of the Person or any authorized committee of the Board of Directors, except that for the purposes of the definitions of the terms “Change of Control” and “Continuing Directors” the term “Board of Directors” shall mean the entire Board of Directors of the Issuer and not any authorized committee of the Board of Directors.

          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Mexico City or Mexico are authorized or required by law to close.

          “Capital Assets” means tangible assets (such as land, buildings, fixtures, machinery and equipment); provided, that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with Mexican GAAP.

          “Capital Expenditures” means amounts paid or Indebtedness incurred by the Issuer or any Guarantor in connection with (a) the purchase or lease of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with Mexican GAAP or (b) the lease of any assets by any such Person as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capital Lease Obligation.

          “Capital Interests” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership, partnership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          “Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Mexican GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Mexican GAAP

          “Code” is defined in Section 6.06.

          “Collateral Agent” has the meaning ascribed to such term in the Common Agreement.

          “Common Agreement” means that certain Common Agreement, dated as of the date hereof, among the Issuer, the Administrative Agent, the Collateral Agent, the Trustee, the Guaranteeing Parties, the A Lenders, the Subordinating Creditors, the Guarantor Paying Agent, and certain other parties, as amended, restated, supplemented or otherwise modified from time to time. The Common Agreement as in effect on the Initial Issue Date is attached to this Indenture as Exhibit B.

          “Concurso Mercantil Proceeding” is defined in the Preambles.

          “Covenant Defeasance” is defined in Section 11.03.

          “DBTCA” means Deutsche Bank Trust Company Americas.

          “Default” means any act, condition or event that with the giving of notice or lapse of time or both would constitute an Event of Default.

          “Defaulted Interest” is defined in Section 2.13(b).

          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.02 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include such successor.

          “DSRA” means a deposit account of the Issuer maintained with the Collateral Agent in Mexico pursuant to documentation that (i) contains, without limitation, the terms set forth in Article VIII of the Common Agreement, and (ii) is otherwise acceptable to the Issuer, the Collateral Agent, and the Negotiating Creditors.

          “DTC” shall mean the Depository Trust Company.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          “Event of Default” is defined in Section 5.01.

          “Final Judgment” is defined in the Preambles.

          “Global Note” means a Note registered in the name of the Depositary, substantially in the form attached hereto as Exhibit A.

          “Global Note Legend” is defined in Section 2.02.

          “Governing Body” means the Board of Directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

          “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          “Holder”, “holder of Notes”, “Noteholder” or other similar terms mean, with respect to any Note, the Person in whose name such Note is registered in the Note Register.

          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          “Indirect Participant” means a Person who holds a beneficial interest in the Notes through a Participant.

          “Initial Issue Date” means [   ].

          “Interest Payment Date” means the Stated Maturity of each quarterly interest payment on the Notes.

          “Legal Defeasance” is defined in Section 11.02.

          “Mexico Bankruptcy Court” is defined in the Preambles.

          “Note Register” is defined in Section 2.06.

          “Notes” is defined in the Preambles.

          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          “Officer” means the president, chief executive officer, a vice president, chief financial officer, secretary, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the organizational documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

          “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, that meets the requirements of Section 12.07.

          “Opinion of Counsel” means an opinion from legal counsel reasonably acceptable to the Trustee, that meets the requirements of Section 12.07.

          “Participant” means, with respect to DTC, a Person who has an account with DTC.

          “Paying Agent” is defined in Section 2.04.

          “Physical Note” is defined in Section 2.01(b).

          “Pipsamex” means Grupo Pipsamex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

          “Plan” is defined in the Preambles.

          “Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen security.

          “Process Agent” means, at any time, the agent at such time which is appointed by the Issuer to receive on its behalf service of process in any action or proceeding relating to this Indenture in the courts referred to in the first sentence of Section 12.13.

          “Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          “Redemption Price”, when used with respect to any Note to be redeemed, means the price at which such note is to be redeemed pursuant to this Indenture.

          “Registrar” is defined in Section 2.04.

          “Regular Record Date” shall have the meaning set forth in Exhibit A hereto.

          “Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          “Secured Obligations” is defined in Section 8.01.

          “Security Documents” means, collectively, the Mexican Mortgage, the Intercompany Note Pledge Agreement, the Pipsamex Pledge Agreement, the DSRA Pledge Agreement and the McKinley Pledge Agreement.

          “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

          “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder.

          “Stated Maturity” means, with respect to any debt security, (a) the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and (b) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date in which any schedule installment of principal of or interest is due and payable.

          “Subsidiary Guarantee” means the Guarantee by the Guaranteeing Parties of the Issuer’s obligations under this Indenture, the Notes and the other Restructuring Documents.

          “Synthetic Lease” means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

          “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa - 77bbbb), as amended, as in effect on the Initial Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          “Trustee” has the meaning as defined in the Preamble hereto and shall include any successor thereto appointed pursuant to Section 6.08 or becoming the successor to the Trustee pursuant to Section 6.09.

          “United States” or “US” shall mean the United States of America.

          Section 1.02.Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

          The following TIA term used in this Indenture has the following meaning:

          “Obligor” on the Notes and any Subsidiary Guarantee means the Issuer and the Guaranteeing Parties, respectively, and any successor obligor upon the Notes and any Subsidiary Guarantee, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the SEC pursuant to a rule under the TIA have the meanings so assigned to them therein.

          Section 1.03. Rules of Construction.

          Unless the context otherwise requires, for purposes of this Indenture: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns, but, with respect to the Issuer, only if such successors and assigns are permitted by this Indenture, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement and reenactment of such section or other provision; (e) “hereunder”, “hereof”, and words of similar import shall be deemed references to this Indenture as a whole and not to any particular Article, Section or other provision hereof; (f) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision thereof; (g) “including” (and with correlative meaning, the term “include”) means including without limiting the generality of any description preceding such term; (h) “or” is not exclusive; and (i) relative to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

ARTICLE 2

THE NOTES

          Section 2.01. Form and Dating.

          (a) The Issuer has authorized the issuance of Notes of up to a maximum principal amount of $433,785,600. The Notes and the Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange or securities depository agreements to which the Issuer is subject. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note issued shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (b) Notes shall be issued as one or more global notes in registered form substantially in the form of Exhibit A bearing the legend set forth in Section 2.02 (collectively, “Global Notes”) or, pursuant to Section 2.07(c), as certificated notes in registered form substantially in the form set forth on Exhibit A (the “Physical Notes”). The aggregate principal amount of the Global Notes may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          (c) The Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

          Section 2.02. Restrictive Legends.

          Each Global Note shall bear the following legend (the “Global Note Legend”) on the face thereof:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE OR IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED FOR PHYSICAL NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          Section 2.03. Execution, Authentication and Denominations.

          The Notes shall be executed by two Officers of the Issuer. The signature of any Officer on the Notes may be by facsimile or manual signature in the name and on behalf of the Issuer. If any Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. At any time and from time to time after the execution of this Indenture, the Trustee or authenticating agent shall, upon receipt from the Issuer of an order to do the same, authenticate for original issue Notes in the aggregate principal amount specified in such order up to the maximum principal amounts at maturity specified in Section 2.01; provided, that the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Issuer in connection with such authentication of Notes. The Trustee may appoint an authenticating agent to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer. The Notes shall be issuable only in denominations of $1.00 and any integral multiple thereof.

          Section 2.04. Registrar and Paying Agent.

          (a) The Issuer shall appoint and cause to be maintained a registrar to register transfers and exchanges of Notes (the “Registrar”), a paying agent (the “Paying Agent”) to whom Notes may be presented or surrendered for payment, and an agent to authenticate Notes (the “Authenticating Agent”) each of which must have an office in the Borough of Manhattan, The City of New York. The Issuer shall give prompt written notice to the Trustee of the name and address of each such agent and any change in the address of such agent. If the Issuer fails to maintain any such agent, the Trustee shall act in such capacity.

          (b) In addition to the requirements of clause (a) of this Section 2.04, the Issuer may (but shall not be required to) also from time to time designate one or more (i) co-Registrars or (ii) offices or agencies (in or outside the Borough of Manhattan in The City of New York) where the Notes may be presented or surrendered for payment, registration of transfer or for exchange or where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the offices and agencies required by clause (a) of this Section 2.04. The Issuer shall give prompt written notice to the Trustee of any such designation and of any change in the location of any agent.

          (c) The Issuer may remove any agent appointed by it upon 30 days written notice to such agent and the Trustee; provided, that, in the case of the removal of the Registrar, the Paying Agent or the Authenticating Agent (and not in the case of any agent appointed pursuant to clause (b) of this Section 2.04), no such removal shall become effective until (i) notification to the Trustee by the successor to such agent that it has accepted such appointment or (ii) notification to the Trustee by the Issuer that the Trustee shall serve as such agent until notice of acceptance of the appointment of a successor in accordance with clause (i) of this proviso.

          (d) The Issuer initially appoints DBTCA as Registrar, Paying Agent and Authenticating Agent. If, at any time, DBTCA or the Trustee is not the Registrar, the Registrar shall make available to the Trustee at least ten (10) Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register, which list may conclusively be relied upon by the Trustee. The Trustee shall comply with the requirements of Section 312 of the Trust Indenture Act.

          Section 2.05. Paying Agent to Hold Money in Trust.

          Not later than 3:00 PM New York City time on the Business Day prior to each Business Day on which payment of principal, premium or interest on any Notes is due, the Issuer shall deposit (or cause to be deposited) with the Paying Agent money in immediately available funds sufficient to pay such principal, premium and interest on such due date. The Paying Agent shall hold in trust for the benefit of the Holders and the Trustee all money deposited with the Paying Agent for the payment of principal, premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Trustee at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default under Section 5.01(a) or (b), upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

          Section 2.06. Transfer and Exchange.

          (a) The Notes are issuable only in fully registered form without coupons. The Issuer shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the “Note Register”). A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Issuer, the Trustee, and any agent of the Issuer shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          (b) When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee or Authenticating Agent shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.10 or 6.05). The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          Section 2.07. Book-Entry Provisions for Global Notes.

          (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02. Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (c) Global Notes and interests therein may not be exchanged for Physical Notes, whether in whole or in part, unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Notes, or (iii) an Event of Default exists and the Depositary requests the issuance of Physical Notes by written notice to the Issuer, the Trustee, and the Registrar. In any such case upon surrender of the Global Notes, Physical Notes will be issued to such Persons as the Participants and Indirect Participants identify as being the beneficial owner of such Notes.

          Section 2.08. Replacement Notes.

          If a mutilated Note is surrendered or if a Holder claims that a Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee or Authenticating Agent shall authenticate a replacement Note of like tenor and amount and bearing a number not contemporaneously outstanding; provided, that the requirements of this Section 2.08 are met. If required by the Trustee, an agent of the Trustee or the Issuer, an indemnity bond must be furnished that is sufficient in the judgment of the Trustee, such agent and the Issuer to protect the Issuer, the Trustee or such agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable expenses and the expenses of the Trustee or its agent, as applicable, in replacing a Note. If any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

          Section 2.09. Outstanding Notes.

          Notes outstanding at any time are all Notes that have been authenticated by the Trustee or Authenticating Agent except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee, the Registrar and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser. If the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue. A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds such Note; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee or any agent of the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee or its agent knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee or its agent the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

          Section 2.10. Temporary Notes.

          Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee or Authenticating Agent shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 2.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Issuer shall execute and the Trustee or Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

          Section 2.11. Cancellation.

          The Issuer at any time may deliver to the Trustee, Registrar or Paying Agent for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee, Registrar or Paying Agent for cancellation in accordance with the terms of an order from the Issuer accompanying the same, any Notes previously authenticated hereunder that the Issuer has not issued and sold. The Trustee or, at the direction of the Trustee, the Registrar or Paying Agent shall cancel all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its normal procedure. Subject to Section 2.08, the Issuer shall not issue new Notes to replace Notes that it has paid or delivered to the Trustee, Registrar or Paying Agent for cancellation.

          Section 2.12. CUSIP Numbers.

          The Issuer in issuing the Notes may use “CUSIP,” “CINS” or “ISIN” numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in, or omission of, such numbers. The Issuer shall promptly notify the Trustee of any change in any of such numbers.

          Section 2.13. Defaulted Interest.

     (a) Interest on any Note which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

     (b) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

     (i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (i) provided. Thereupon the Trustee or Paying Agent shall fix a special record date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee and Paying Agent of the notice of the proposed payment. The Trustee or Paying Agent shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at the address of such Holder as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefore having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer by payable pursuant to the following clause (ii).

     (ii) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee or Paying Agent.

     (c) Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          Section 2.14. Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guaranteeing Party, or by any Affiliate of the Issuer or any Guaranteeing Party shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee or an agent of the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Note Register as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or any Guaranteeing Party or an Affiliate of the Issuer or any Guaranteeing Party pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

ARTICLE 3

REDEMPTION

          Section 3.01. Mandatory Redemption.

          The Issuer shall redeem all or a portion of the Notes at the times and in the amounts set forth in Article VII of the Common Agreement. Redemptions made pursuant to Section 7.01 of the Common Agreement shall be at par; all other redemptions shall be at the Redemption Prices (expressed in percentages of principal amount redeemed) set forth in the table below. Each redemption payment shall include accrued and unpaid interest to the Redemption Date on the amount redeemed (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

If redemption is made during	The Redemption Price shall be
2006	104%
2007	103%
2008	102%
2009	101%
2010	100%
2011	100%
2012	100%

          Section 3.02. Optional Redemption.

          The Issuer may redeem all or any portion of the outstanding principal amount of the Notes, in whole or in part, at any time on or after December 31, 2005 at the following Redemption Prices (expressed in percentages of principal amount redeemed), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date):

If redemption is made during	The Redemption Price shall be
2005	104%
2006	104%
2007	103%
2008	102%
2009	101%
2010	100%
2011	100%
2012	100%

          Section 3.03. Notices to Trustee.

          If the Issuer is to redeem Notes pursuant to Section 3.01 or 3.02, it shall furnish to the Trustee, at least 30 days (or such shorter period as is acceptable to the Trustee) and not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

          Section 3.04. Selection of Notes to be Redeemed.

          (a) If less than all of the Notes are to be redeemed, the Trustee, Registrar or Paying Agent shall select the Notes to be redeemed on a pro rata basis based upon the principal amount held by each Holder.

          (b) The Trustee, Registrar or Paying Agent shall promptly notify the Issuer in writing of the Notes selected for redemption and, in case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          Section 3.05. Notice of Redemption.

          (a) At least 30 days before a Redemption Date, the Issuer shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price for the Notes, and the amount of accrued interest thereon;

          (iii) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (iv) the name and address of the Paying Agent;

          (v) that any Physical Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          (b) At the Issuer’s request, the Trustee shall give the notice of redemption in the name of the Issuer and at the Issuer’s expense; provided, that the Issuer shall have delivered to the Trustee, at least 30 days prior to the Redemption Date an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

          Section 3.06. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.05, Notes called for redemption shall become irrevocably due and payable on the Redemption Date set forth therein at the Redemption Price plus accrued and unpaid interest thereon to such Redemption Date. Notice of redemption shall be deemed to be validly given to each Holder when properly mailed pursuant to Section 3.05, whether or not such Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given. A notice of redemption may not be conditional.

          Section 3.07. Deposit of Redemption Price.

          (a) At or prior to 3:00PM, New York City time, on the Business Day immediately prior to any Redemption Date, the Issuer shall deposit (or cause to be deposited) with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes to be redeemed on such Redemption Date. The Trustee or the Paying Agent shall promptly return to the Issuer upon its written request any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any applicable premium), and accrued interest on, all Notes to be redeemed.

          (b) If Notes called for redemption are paid or if the Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption price thereof, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed or purchased on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01.

          Section 3.08. Payment of Notes Called for Redemption.

          If notice of redemption has been given in the manner provided above in this Article 3, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the

Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

          Section 3.09. Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee or Authenticating Agent shall authenticate, in each case in accordance with Section 2.03, for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          Section 3.10. Payments by Trustee.

          Whenever the Trustee is required to make a payment to the Holders in respect of Net Cash Proceeds pursuant to Article VII of the Common Agreement, the Trustee shall make such payments in immediately available funds within one (1) Business Day after it receives such funds; provided that, unless instructed to do so by the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, the Trustee shall not be required to apply Net Cash Proceeds at any time if the aggregate Net Cash Proceeds held by it and available for application shall be less than $10,000,000 at such time.

          Section 3.11. Redemption for Changes in Mexican Withholding Taxes.

          If the Issuer has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Notes, any additional amounts in excess of those attributable to Mexican withholding taxes imposed at a rate of 10%, as a result of (i) any change in or amendment to the laws, treaties, rules or regulations of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (ii) any change in the interpretations relating to such laws, treaties, rules or regulations made by any legislative body, governmental or regulatory agency or authority (including the enactment of any legislation and the publication of any regulatory determination) of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (iii) any official interpretation, application or pronouncement by any legislative body or governmental or regulatory agency or authority that provides for a position with respect to such laws, treaties, rules or regulations, that differ from the theretofore generally accepted position, which amendment or change is enacted, promulgated, issued or announced or which interpretation, application or pronouncement is issued or announced, in each case, after the date hereof, then the Issuer may redeem all, but not less than all, of the Notes at any time, on giving notice as provided in Section 3.05 at a Redemption Price equal to 100% of the unpaid principal amount thereof together with accrued and unpaid interest to the date of Redemption. This notice, once delivered, will be irrevocable, except if the Issuer no longer continues to be obligated to pay such additional amounts.

ARTICLE 4

COVENANTS

          In addition to the covenants set forth in Article IV and Article V of the Common Agreement, the Issuer covenants as follows:

          Section 4.01. Payment of Notes.

          (a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer, holds, as of 10:00AM (New York City time) money deposited by or on behalf of the Issuer or a Guaranteeing Party in immediately available funds and designated for and sufficient to pay all such principal, premium and interest then due.

          (b) Interest shall accrue on all overdue principal and overdue interest (including to the extent allowed by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; and overdue interest shall be payable on demand.

          Section 4.02. Capital Expenditures.

          The Issuer will not make, or permit any Guarantor to make, Capital Expenditures that exceed, in the aggregate, $24,000,000 during any fiscal year.

ARTICLE 5

DEFAULTS AND REMEDIES

          Section 5.01. Events of Default.

          “Event of Default” whenever used, means the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

          (b) default in the payment of all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise;

          (c) any representation or warranty made to the holders of the Notes by the Issuer or any Guaranteeing Party in the Common Agreement or the Security Documents proves to have been untrue in any material respect when made;

          (d) failure by the Issuer to comply with Section 4.02 of the Common Agreement;

          (e) failure by the Issuer, any of the Guaranteeing Parties, McKinley or Pipsamex to observe or perform any covenant or agreement (other than those referred to in clauses (a) through (d) of this Section 5.01) required to be observed or performed by it contained in the Notes, the Security Documents, the Common Agreement or this Indenture, if such failure is not remedied within 30 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a “Notice of Default”;

          (f) one or more final, non-appealable judgments or orders not fully covered by insurance shall be entered against the Issuer or any Guaranteeing Party for the payment of money in excess of $15,000,000 in the aggregate for all such judgments or orders (treating any deductibles, self-insurance or retention as not covered by insurance) and shall not be paid or discharged within five Business Days; provided, however, that a judgment in respect of a Referenced Claim shall not be counted toward such aggregate maximum unless and until it is a Qualified Judgment;

          (g) any Subsidiary Guarantee or any Security Document (or a Lien created thereby) shall be found by a court of competent jurisdiction to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guaranteeing Party, or any Person acting on behalf of any Guaranteeing Party, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (h) the Issuer or any Guaranteeing Party shall (i) admit in writing its inability to pay, its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (including a concurso mercantil proceeding) (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated insolvent, or to be liquidated, or (vi) take corporate action for the purpose of any of the foregoing;

          (i) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Issuer or a Guaranteeing Party, a custodian, receiver, trustee or other officer with similar powers with respect to such Person or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Issuer or any Guaranteeing Party, or any such petition shall be filed against the Issuer or any Guaranteeing Party and not be dismissed within 60 days;

          (j) there shall have occurred and be continuing an Event of Default under the A Loan Documents that does not otherwise constitute an Event of Default hereunder (i) caused by a failure to pay principal, premium or interest on the A Loans, or (ii) which has not been remedied or waived within ninety (90) days from the date a Responsible Officer provided (or was required by Section 4.02 of the Common Agreement to provide) notice thereof to the Administrative Agent; provided, however, that if any waiver of any such Event of Default is granted by the A Lenders prior to any remedial action (other than an acceleration which has been rescinded) being taken by Holders of the Notes in respect thereof, such Event of Default shall be deemed to have been waived by the Holders of the Notes; provided, further, however, that there shall be no such deemed waiver with respect to an Event of Default arising under Section 6.2.5 of the A Loan Agreement; or

          (k) the Issuer or any Guaranteeing Party is in default in the performance of or compliance with any term of any Indebtedness (other than Indebtedness under this Indenture and the Notes) or of any mortgage, indenture or other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition the holders of such Indebtedness (or a trustee or agent on their behalf) have declared such Indebtedness to be due and payable before its Stated Maturity or before its regularly scheduled dates of payment; provided, however, that it shall not constitute an Event of Default under this Section 5.01(k) unless such Indebtedness, individually or together with other Indebtedness as to which such default or condition then exists, has an aggregate outstanding principal balance in excess of $15,000,000 (or its equivalent in other currencies);

          (l) any one or more of the conditions subsequent set forth in Article II of the Common Agreement shall not have been satisfied or waived within the period set forth in said Article II.

          Section 5.02. Acceleration.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as described in any of clauses (h) or (i) of Section 5.01, the Notes shall become immediately due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Notwithstanding the foregoing, any such declaration may be rescinded within sixty (60) days by the Holders of at least 51% in principal amount of the then outstanding Notes, so long as the Event of Default which gave rise to the acceleration has been cured or waived in accordance with the terms hereof.

          Section 5.03. Other Remedies.

          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture; provided that actions with respect to the Collateral must be taken in accordance with the Common Agreement and the Security Documents.

          (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy arising upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          (c) If an Event of Default occurs, the Issuer shall deliver to the Trustee the notice required by Section 4.02 of the Common Agreement.

          Section 5.04. Waiver of Past Defaults.

          The Holders of a majority in aggregate principal amount of the Notes then outstanding may, by notice to the Trustee, on behalf of the Holders of all of the Notes, waive any Default or Event of Default and its consequences (including any acceleration, subject to Section 5.02), provided that such Default or Event of Default has been cured and no other Default or Event of Default then exists, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by any acceleration declared as a result of any such Event of Default.

          Section 5.05. Control by Majority.

          The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture or in the Common Agreement, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee shall be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs under the circumstances. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Notes, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          Section 5.06. Limitation on Suits.

          (a) A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (i) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuer;

          (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy with respect to the Notes;

          (iii) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period, the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

          Section 5.07. Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest, on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 5.08. Collection Suit by Trustee.

          If an Event of Default specified in Section 5.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 5.09. Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Issuer, any Guaranteeing Party (or any other obligor upon the Notes), its creditors or its property, to participate as a member, voting or otherwise, of any official committee of creditors appointed in such manner and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be subject to the Common Agreement, secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5.10. Priorities.

          (a) If the Trustee collects any amounts due pursuant to this Article 5, it shall distribute all such amounts in the following order:

          (i) First, to the Trustee, its agents and attorneys for amounts due under Section 6.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          (ii) Second, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority or any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

          (iii) Third, without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

          (iv) Fourth, to the Issuer or to such party as a court of competent jurisdiction shall direct.

          (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.10.

          Section 5.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 5.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 6

TRUSTEE

          Section 6.01. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, including without limitation the provisions of Section 5.05, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in complying with such request.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. Subject to the Common Agreement, the Trustee may act as the Collateral Agent.

          (g) The Trustee is authorized to enter into the Common Agreement and to take such actions and to exercise such rights and powers, or to omit to take such actions or exercise such rights and powers, as are permitted to be taken or exercised or omitted to be taken or exercised, by the Trustee in accordance with the terms of the Common Agreement.

          Section 6.02. Rights of Trustee.

          (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of the Notes.

          Section 6.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 6.10 and 6.11. The Trustee shall not be responsible for the validity, effectiveness or sufficiency of the Collateral or the Security Documents.

          Section 6.04. Trustee’s Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Subsidiary Guarantee. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, nor shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

          Section 6.05. Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 45 days after it occurs (or if the Trustee does not become aware of the Default or Event of Default immediately, within 45 days after it becomes so aware). Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 5.01(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

          Section 6.06. Reports by Trustee to Holders of the Notes.

          Within 60 days after the end of each May 15 beginning with the May 15 next following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA section 313(a) (but if no event described in TIA section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA section 313(b). The Trustee shall also transmit by mail all reports as required by TIA section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Issuer has informed the Trustee in writing the Notes are listed in accordance with TIA section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

          The Trustee shall comply with all federal withholding tax requirements respecting payments to the Holders of the Notes that the Trustee reasonably believes are applicable under the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder. Further, the Trustee shall file with the Internal Revenue Service and, where required to do so, provide to the Holders of the Notes, all federal information tax returns respecting payments to the Holders of the Notes that the Trustee reasonably believes are applicable under the Code and the Treasury Regulations.

          Section 6.07. Compensation and Indemnity.

          The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and actual out of pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, but shall not include expenses incurred as a result of the Trustee’s gross negligence or willful misconduct.

          The Issuer shall indemnify the Trustee and the Paying Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer or any Guaranteeing Party (including this Section 6.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder, except to the extent of actual prejudice to the Issuer resulting from such failure. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel, including statements rendered prior to the formal resolution of the claim. The Issuer need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuer under this Section 6.07 shall survive the satisfaction and discharge of this Indenture and to the resignation or removal of the Trustee or the Paying Agent.

          To secure the Issuer’s payment obligations in this Section 6.07, but subject to the Common Agreement, the Trustee shall have a Lien prior to the Notes on the Collateral and all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA section 313(b)(2) to the extent applicable.

          Section 6.08. Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

          (a) the Trustee fails to comply with Section 6.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 6.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee. The Collateral Agent may be replaced only in accordance with the Common Agreement. The Issuer shall take such actions as are necessary or desirable, in the Opinion of Counsel to the successor Collateral Agent, to maintain the perfection of the Liens created by the Security Documents, all at the expense of the Issuer.

          Section 6.09. Successor Trustee by Merger, etc.

          If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

          Section 6.10. Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50,000,000 as set forth in its most recent annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA section 310(a)(1), (2) and (5). The Trustee is subject to TIA section 310(b).

          Section 6.11. Preferential Collection of Claims Against The Issuer.

          The Trustee is subject to TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated therein.

ARTICLE 7

AMENDMENT, SUPPLEMENT AND WAIVER

          Section 7.01. Without Consent of Holders of Notes.

          (a) Notwithstanding Section 7.02 of this Indenture, without the consent of any Holder of Notes, the Issuer and the Trustee may amend or supplement this Indenture and the Notes:

          (i) to cure any ambiguity, defect or inconsistency;

          (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (iii) to provide for the assumption of an Issuer’s or any Guaranteeing Party’s Obligations to the Holders of the Notes in the case of a permitted merger, consolidation or combination of the Issuer or any Guaranteeing Party into or with any other Person;

          (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

          (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (vi) to allow any Guaranteeing Party to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes;

          (vii) to make any other change that, in the good faith opinion of the Issuer’s Board of Directors, does not adversely affect the rights of any Holder of Notes.

          (viii) to evidence and provide for the acceptance of appointment by a successor Trustee.

          (b) Upon the written request of the Issuer accompanied by resolutions of the Board of Directors or other Governing Body of the Issuer authorizing the execution of any such amended or supplemental indenture and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer and the Guaranteeing Parties (if applicable) in the execution of any amended or supplemental indenture.

          Section 7.02. With Consent of Holders of Notes.

          (a) Except as provided in the Common Agreement and in Section 7.02(e), this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class, and, subject to Sections 5.04 and 5.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

          (b) Upon the request of the Issuer accompanied by resolutions of the Board of Directors or other Governing Body of the Issuer authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, the Trustee shall join with the Issuer and the Guaranteeing Parties in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

          (c) It shall not be necessary for the consent of the Holders of Notes under this Section 7.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment, supplement or waiver under this Section 7.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          (e) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

          (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of or premium or interest on the Notes except as permitted by Section 5.04;

          (v) make any Note payable in money other than that stated in the Notes;

          (vi) make any change in the provisions of this Indenture relating to waivers of Defaults or the rights of Holders of Notes to receive payments of principal of or premium or interest on the Notes;

          (vii) waive a redemption payment with respect to any Note;

          (viii) make any change in the foregoing amendment and waiver provisions; or

          (ix) release any Guaranteeing Party from any of its Obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture.

          Section 7.03. Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

          Section 7.04. Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

          Section 7.05. Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 7.06. Trustee to Sign Amendments, etc.

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 7 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. In signing or refusing to sign any amended or supplemental indenture (or in directing the Collateral Agent to sign or not sign an amendment to any Security Document requiring the affirmative vote of the Holders of a majority in principal amount outstanding of Notes) the Trustee shall be entitled to receive and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or Security Document is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Issuer and, to the extent applicable, each Guaranteeing Party in accordance with its terms.

ARTICLE 8

COLLATERAL SECURITY

          Section 8.01. Security Documents.

          All Obligations of the Issuer and the Guarantors to the Holders of Notes and the Trustee under this Indenture, the Notes, the Common Agreement and the Subsidiary Guarantees (collectively, the “Secured Obligations”) shall be secured by the Security Documents which the Issuer and the Guaranteeing Parties have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents and the Common Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms. The Issuer shall do or cause the Guarantors to do all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents and the Common Agreement, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed, subject to the Common Agreement. The Issuer shall take, or shall cause the Guarantors to take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Secured Obligations, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Agent and the Trustee, as the case may be, on the terms set forth in the Common Agreement. In the event of a conflict between this Indenture and the Common Agreement, the Common Agreement shall govern.

          Section 8.02. TIA Compliance/Recording/Opinions

          (a) The Issuer shall furnish to the Collateral Agent and the Trustee on December 15, in each year beginning with December 15, 2005, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien created by the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes, the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

          (b) The Issuers and the Guaranteeing Parties shall otherwise comply with the provisions of TIA section 314(d).

          (c) To the extent applicable, the Issuer shall cause TIA section 313(b), relating to reports, and TIA section 314(d), relating to the release of property or securities from the Lien and security interest created by the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest created by the Security Documents, to be complied with. Any certificate or opinion required by TIA section 314(d) may be made by a Responsible Officer of the Issuer except in cases where TIA section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care. The Trustee may, to the extent permitted by Sections 6.01 and 6.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

          Section 8.03. Instructions to Collateral Agent

          The Trustee shall promptly instruct the Collateral Agent to take any action indicated in a written direction to the Trustee by Holders representing a majority in outstanding principal amount of the Notes.

ARTICLE 9

SATISFACTION AND DISCHARGE

          Section 9.01. Satisfaction and Discharge.

          (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

          (i) either

     (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

     (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Issuer or any Guaranteeing Party has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

          (ii) the Issuer or any Guaranteeing Party has paid or caused to be paid all sums payable by it under this Indenture; and

          (iii) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

          (b) In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     (c) Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 9.01(a)(i)(B), the provisions of Section 9.02 shall survive.

     Section 9.02. Application of Trust Money.

     (a) Subject to Section 11.05, all money deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture, and the Common Agreement to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     (b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 9.02(a) by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guaranteeing Party’s Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.08.

ARTICLE 10

WITHHOLDING TAXES

          Section 10.01. Additional Amounts.

          Any and all payments made by the Issuer or any Guarantor to the Noteholders, under or with respect to the Notes, will be made free and clear of and without withholding or other deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including any interest and penalties with respect thereto) imposed or levied by or on behalf of Mexico or any political subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Mexican Withholding Taxes”), unless the withholding or deduction of such Mexican Withholding Taxes is required by law on such payments. In the event any Mexican Withholding Taxes are required to be so withheld or deducted, the Issuer and the Guarantors shall (a) pay such additional amounts (“Additional Amounts”) as may be necessary so that, after making all required deductions or withholdings imposed on payments (including those applicable to additional sums payable under this provision), the net amount received by the Noteholders will not be less than the amounts that would have been received by them had no such withholding or deduction been required, (b) deduct or withhold such Mexican Withholding Taxes, and (c) remit the full amount so deducted or withheld to the relevant taxing or other authority.

          Section 10.02. Mitigation.

          Notwithstanding the foregoing, no such Additional Amounts referenced in Section 10.01 shall be payable for or on account of (a) any Mexican Withholding Taxes which would not have been imposed or levied on a Noteholder (or fiduciary, settlor, beneficiary, member or shareholder of such Noteholder if such Noteholder is an estate or trust, a partnership or a corporation) or beneficial owner but for the existence of any present, future or former connection between such Noteholder or beneficial owner and Mexico or any political subdivision or territory or possession thereof including, without limitation, such Noteholder or beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) (i) being or having been a citizen or resident of Mexico, (ii) maintaining or having maintained an office, permanent establishment or branch therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, such Notes or the exercise of rights under such Notes or any Restructuring Document (personally or through the Administrative Agent or the Trustee); (b) any estate, inheritance, gift, sales, use, value added, transfer, personal property or similar tax, assessment or other governmental charge; (c) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Noteholder or beneficial owner of such Notes to comply with any certification, identification, information, documentation, declaration or other reporting requirement which is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided, that at least 45 days prior to (i) the first payment date with respect to which the Issuer or any Guarantor shall apply this clause (c) and (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirements, the first payment date subsequent to such change, the Issuer or such Guarantor shall have notified the Trustee, in writing, that the Noteholders or beneficial owners of the Notes will be required to provide such certification, identification, information or documentation, declaration or other reporting documentation; (d) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the A Lenders, Noteholders or beneficial owners of such Notes to timely comply (subject to the conditions set forth below) with a written request by or on behalf of the Issuer or

Guarantor, to provide information, documentation or other evidence concerning the nationality, residence, identity, eligibility for benefits under a treaty for avoidance of double taxation to which Mexico is a party which is in effect, a present or former connection with Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, or of the Noteholder or beneficial owner of such Notes that is necessary from time to time to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes applicable to such Noteholder or beneficial owner; provided, that at least 45 days prior to the first payment date with respect to which the Issuer or Guarantor, as applicable, shall apply this clause (d), the Issuer or Guarantor, as applicable, shall notify the Administrative Agent and the Trustee, in writing, that such Noteholders or beneficial owners of the Notes shall be required to provide such information, documentation or other evidence; (e) the presentation of such Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that payments to the Noteholder would have been subject to withholding or deduction of Mexican Withholding Tax, and the Noteholder or the beneficial owner of such Notes should have been entitled to Additional Amounts in respect of such Mexican Withholding Taxes on presenting such Notes for payment, in each case, on any date during such 30-day period; or (f) any combination of items (a), (b), (c), (d) or (e) above; nor shall Additional Amounts be paid with respect to any payment on a Note to a Noteholder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note.

          Notwithstanding the foregoing, the limitations on the Issuer’s and each Guarantor’s obligation to pay Additional Amounts set forth in clauses (c) and (d) of the preceding paragraph shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (c) and (d) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Noteholder or beneficial owner of the Note (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice (such as IRS Forms W-8, W-9 and 6166). In addition, the limitations on the Issuer’s and each Guarantor’s obligation to pay Additional Amounts set forth in clauses (c) and (d) above of the preceding paragraph shall not apply if the withholding rate of 4.9% is applicable under the terms of paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law, unless (i) the provision of the certification, identification, information, documentation, declaration or other evidence described in above referenced clauses (c) and (d) is expressly required by statute, regulation, general rules or administrative practice in order to apply paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law, the Issuer cannot obtain such certification, identification, information, or satisfy any other reporting requirements on its own through reasonable diligence and the Issuer otherwise would meet the requirements for application of paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law or (ii) in the case of a Noteholder or beneficial owner of Notes that is a pension or retirement fund or other tax-exempt organization, such Noteholder or beneficial owner would be subject to Mexican Withholding Taxes at a rate that is lower than the rate resulting from the application pf paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law if the information, documentation or other evidence required under above referenced clauses (c) and (d) were provided. In addition, clauses (c) and (d) of the preceding paragraph shall not be construed to require that a non-resident pension or retirement fund, a non-Mexican tax-exempt organization, a non-resident financial institution or any other Noteholder or beneficial owner of Notes obtain registration with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

          Section 10.03. Notification.

          Upon the Administrative Agent’s and the Trustee’s receipt of notification from the Issuer or Guarantor, as applicable, that the Noteholders or beneficial owners of Notes will be required to provide information or documentation as described in clauses (c) and (d) of Section 10.02 above, the Trustee shall provide such notification to the Noteholders or beneficial owners, as the case may be. The Issuer or Guarantor, as applicable, will, upon written request, provide the Administrative Agent, the Trustee, the Noteholders and the Paying Agent with a duly certified or authenticated copy of an original receipt or other evidence reasonably acceptable to such Persons of the payment of Mexican Withholding Taxes which the Issuer or Guarantor has withheld or deducted in respect of any payments made under or with respect to the Notes. The Administrative Agent and the Trustee shall, for a period of five years following the due date for each payment, maintain in its files each such certified copy or such other evidence received from the Issuer.

          Section 10.04. Payment of Additional Amounts.

          If the Issuer or any Guarantor is obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes (other than Additional Amounts payable on the Closing Date), the Issuer or such Guarantor will, upon written request, deliver to the Administrative Agent and the Trustee an Officer’s Certificate stating the fact that such Additional Amounts are payable and the amounts so payable.

          Section 10.05. Withholding and Reporting Requirements.

          The withholding agent will comply with all applicable U.S. backup withholding tax and information reporting requirements.

          Section 10.06. Stamp Taxes, Etc.

          The Issuer and each Guarantor shall pay any stamp, issue, registration, documentary or other similar taxes and other duties (including interest and penalties with respect thereto) imposed or levied by Mexico (or any political subdivision or taxing authority thereof or therein) in respect of (a) the creation, issue, offering, or enforcement of the Notes, (b) the perfection of the security interests created by the Security Documents, and (c) the enforcement of the security interests created by the Security Documents.

          Section 10.07. Limitation on Obligation.

          Except as specifically provided in the Restructuring Documents, the Issuer and the Guarantors shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge of whatever nature imposed or levied on any Noteholder by any government or any political subdivision or taxing authority thereof or therein.

ARTICLE 11

DISCHARGE OF INDENTURE

          Section 11.01. Option to Effect Legal Defeasance or Covenant Defeasance.

          The Issuer may, at the option of the Board of Directors of the Issuer evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 11.02 or 11.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 10.

          Section 11.02. Legal Defeasance and Discharge.

          Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.02, the Issuer and the Guaranteeing Parties shall, subject to the satisfaction of the conditions set forth in Section 11.04, be deemed to have been discharged from their respective Obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 11.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium and interest on such Notes when such payments are due from the trust referred to in Section 11.04(a); (b) the Issuer’s Obligations with respect to such Notes under Sections 2.03, 2.04, 2.06, 2.08 and 2.10; (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder Section 6.07, 11.05 and 11.06 and the Issuer’s Obligations in connection therewith and (d) the provisions of this Section 1. Subject to compliance with this Article 11, the Issuer and Guaranteeing Parties may exercise their option under this Section 11.02 notwithstanding the prior exercise of the option under Section 11.03.

          Section 11.03. Covenant Defeasance.

          Upon the exercise under Section 11.01 of the option applicable to this Section 11.03, the Issuer and the Guaranteeing Parties shall, subject to the satisfaction of the conditions set forth in Section 11.04, be released from their respective obligations under the covenants contained in the Common Agreement, (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.03, subject to the satisfaction of the conditions set forth in Section 11.04, Sections 5.01(c), 5.01(d), 5.01(e), 5.01(f), 5.01(g), 5.01(j) and 5.01(k) shall not constitute Events of Default.

          Section 11.04. Conditions to Legal or Covenant Defeasance.

          In order to exercise either Legal Defeasance or Covenant Defeasance pursuant to Section 11.02 or Section 11.03:

          (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 11.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Initial Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 11.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which an Issuer is a party or by which the Issuer is bound, including without limitation the A Loan Documents and the Common Agreement; and

          (f) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          Section 11.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 11.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 11.05, the “Trustee”) or Paying Agent pursuant to Section 11.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee or Paying Agent in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through the Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee or Paying Agent against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 11 to the contrary notwithstanding, the Trustee or Paying Agent shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 11.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.04(c)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 11.06. Application of Trust Money; Miscellaneous.

          Subject to Section 11.05, the Trustee or Paying Agent shall hold in trust money or Government Securities deposited with it pursuant to Section 11.01, 11.02 or 11.03, as the case may be, and shall apply the deposited money and the money from Government Securities in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law. The Issuer shall pay and indemnify the Trustee or Paying Agent against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 11.01, 11.02 or 11.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

          Section 11.07. Repayment to the Issuer.

          Any money deposited with the Trustee or Paying Agent, or then held by the Issuer, in trust for the payment of the principal of and premium and interest on any Note and remaining unclaimed for one year after such principal, and premium and interest, has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guaranteeing Parties for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and/or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

          Section 11.08. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 11.02 or 11.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.02 or 11.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.02 or 11.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, and premium, if any, and interest on any Note following the reinstatement of its Obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

          Section 12.01. Trust Indenture Act Controls.

          If any provision hereof limits, qualifies or conflicts with (a) another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, or (b) any provision of the TIA that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          Section 12.02. Notices.

          With respect to the Issuer and the Trustee, all notices, demands, requests and other communications provided for in this Indenture shall be given pursuant to the provisions of Section 15.10 of the Common Agreement; and, with respect to any Holder, at its address specified on the signature pages hereto (or at such other address as shall be notified in writing). Any notice or communication shall also be so mailed to any Person described in TIA section 313(c), to the extent required by the TIA. All such notices and communications shall be effective as set forth in Section 15.10 of the Common Agreement; provided, however, that notices and communications to the Trustee pursuant to Article 2 or 9 shall not be effective until received by the Trustee.

          If the Issuer mails a notice or communication to the Holders, it shall mail a copy to the Trustee and the Collateral Agent at the same time.

          Section 12.03. Communication among Holders.

          Holders may communicate pursuant to TIA section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guaranteeing Parties, the Trustee, the Registrar and anyone else shall have the protection of TIA section 312(c).

          Section 12.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee upon request:

          (i) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.07) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.07) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 12.05. Payment Date Other Than a Business Day.

          If any payment due hereunder or under the Notes is due on a day which is not a Business Day (for purposes of this Section 12.05, a “Stated Payment Date”) then such payment may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Payment Date; provided, that, if such next Business Day is in a different calendar month, such payment shall be made on the Business Day immediately preceding the Stated Payment Date.

          Section 12.06. Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guaranteeing Parties. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and the Guaranteeing Parties, if made in the manner provided in this Section 12.06.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) Except as set forth in Section 7.05, if the Issuer shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

          Section 12.07. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA section 314(a)(4)) shall comply with the provisions of TIA section 314(e) and shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

          Section 12.08. Rules by Trustee, Paying Agent or Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 12.09. Governing Law.

          THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 12.10. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other Indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 12.11. Successors.

          All agreements of the Issuer in this Indenture and the Notes shall bind their respective successors and potential assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

          Section 12.12. Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 12.13. Consent to Jurisdiction; Process Agent.

          Any action or proceeding relating to this Indenture shall be brought and enforced in the Federal courts of the United States for the Southern District of New York or in any court of the State of New York, and the Issuer irrevocably submits to the exclusive jurisdiction of each such court in respect of any such action or proceeding. The Issuer hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, U.S.A., as the Process Agent. Service of process in any action or proceeding relating to this Indenture in the courts referred to in the first sentence of this Section 12.13 may be made by mailing by certified mail or delivering a copy of such process to the Issuer in care of the Process Agent at the address specified above for the Process Agent (or at such other address as the Process Agent may provide to the parties listed in Section 15.10 of the Common Agreement), and the Issuer hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Issuer also irrevocably consents, to the fullest extent permitted by Applicable Law, to such service upon it by the mailing by certified mail of copies thereof by U.S. airmail to its address set forth in Section 15.10 of the Common Agreement. So long as the Issuer or any Guaranteeing Party is obligated hereunder, it will maintain a duly appointed Process Agent in New York City. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. The parties hereto agree that a final judgment in any suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Issuer irrevocably waives, to the fullest extent permitted by Applicable Law, (i) any objection that any party may now or hereafter have to the laying of venue of any action or proceeding with respect to the Restructuring Documents (other than those Security Documents governed by Mexican law) in the Federal Courts of the United States for the Southern District of New York, or the Supreme Court of the State of New York, County of New York, (ii) any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum and (iii) their rights to bring an action or proceeding in any other jurisdiction to which they might be entitled. The Issuer hereby also irrevocably waives, to the fullest extent permitted by law, the right to demand that the Trustee any Holder of the Notes post a performance bond or guaranty in any action or proceeding initiated against the Issuer or any Guaranteeing Party.

          Section 12.14. Counterpart Originals.

          This Indenture may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

          Section 12.15. Table of Contents, Headings, etc.

          The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 12.16. No Waiver; Remedies.

          No failure on the part of any Holder or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 12.17. Binding Effect.

          This Indenture shall become effective when it shall have been executed by the Issuer and the Trustee and thereafter shall be binding upon and inure to the benefit of the Issuer, the Trustee and each Holder and their respective successors and assigns, except that the Issuer and the Guaranteeing Parties shall not have the right to assign their respective rights hereunder or any interest herein except as otherwise specifically set forth herein.

          Section 12.18. Entire Agreement.

          This Indenture, the Security Documents, the Notes, the Subsidiary Guarantees and the Common Agreement, together with all of the other certificates and documents delivered hereunder or thereunder, embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Indenture by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Indenture signed by all parties shall be lodged with the Issuer and the Trustee.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ISSUER:

CORPORACIÓN DURANGO, S.A. de C.V.

By:

Name:
Title:

TRUSTEE:

LAW DEBENTURE TRUST COMPANY OF
NEW YORK, as Trustee

By:

Name:
Title:

Address for Notices:

767 Third Avenue, 31st Floor
Attention: Corporate Trust Administration
New York, NY 10017

EXHIBIT A
to the Indenture

FORM OF NOTE

[Face of Note]

CUSIP

SERIES B STEP UP RATE SENIOR SECURED GUARANTEED NOTE DUE 2012

No.	$

CORPORACIÓN DURANGO, S.A. de C.V

promises to pay to Cede & Co. or its registered assigns, the principal sum of [                 ] on December 31, 2012.

Interest Payment Dates: [Each March 30, June 30, September 30, December 30, beginning March 30, 2005.]

Regular Record Dates: [March 15, June 15, September 15, December 15]

     Dated: [                   , 2005]

CORPORACIÓN DURANGO, S.A. de C.V

By:

Name:
Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Authenticating Agent

By:

Authorized Signatory

[Back of Note]

SERIES B STEP UP RATE SENIOR SECURED GUARANTEED NOTE DUE 2012

ALL RIGHTS AND INTERESTS OF THE HOLDER UNDER THIS INSTRUMENT ARE EXPRESSLY SUBJECT TO THE TERMS OF THAT CERTAIN COMMON AGREEMENT DATED AS OF [   , 2004] (AS SUCH AGREEMENT MAY BE AMENDED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “COMMON AGREEMENT”) AMONG THE ISSUER, THE GUARANTEEING PARTIES, THE A LENDERS, THE ADMINISTRATIVE AGENT, THE TRUSTEE, THE COLLATERAL AGENT, THE SUBORDINATING CREDITORS AND THE GUARANTOR PAYING AGENT THEREUNDER AND SUCH OTHER PERSONS WHO MAY BECOME PARTIES TO THE COMMON AGREEMENT AS PROVIDED THEREIN.

          Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

          1. Interest. Interest shall accrue each year on the principal amount of the Notes from January 1, 2005 until maturity at the per annum interest rates set forth below corresponding to such year:

Year	Rate
2005	7.50%
2006	8.50%
2007	9.50%
2008	9.50%
2009	9.50%
2010	9.50%
2011	9.50%
2012	9.50%

CORPORACIÓN DURANGO, S.A. de C.V (the “Issuer”) shall pay interest quarterly on March 30, June 30, September 30 and December 30 of each year (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 30, 2005. The Issuer shall pay interest (including, to the extent allowed by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including, to the extent allowed by applicable law, post-petition interest in any, proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. On each Interest Payment Date, the Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the next preceding Regular Record Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Registrar. Initially, Deutsche Bank Trust Company Americas, shall act as Registrar.

          4. Indenture. The Notes are issued under an Indenture, dated as of [   ], 2005 (the “Indenture”) between the Issuer and the Trustee. The Notes are subject to a Common Agreement, dated as of    , 2005, among the Issuer, the Guaranteeing Parties, the Administrative Agent, the Trustee, the Collateral Agent, the A Lenders, the Guarantor Paying Agent and the Subordinating Creditors thereunder. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) and the Common Agreement. The Notes are subject to all such terms, and Holders are referred to this Indenture and such Act and the Common Agreement for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. In the event of any conflict between the terms of the Indenture and Common Agreement, the Common Agreement shall govern and be controlling.

          5. Optional Redemption. At any time on or after December 31, 2005, the Issuer may, at its option, on any one or more occasions, redeem all or any portion of the outstanding principal amount of Notes at the Redemption Prices set forth in Section 3.02 of the Indenture. In the event of certain tax law changes in Mexico, as more fully set forth in Section 3.11 of the Indenture, the Issuer shall have the right to redeem all, but not less than all, of the Notes at par plus accrued interest to the date of redemption.

          6. Mandatory Redemption. The Issuer is not required to make regularly scheduled mandatory redemption or sinking fund payments with respect to the Notes. However, the Issuer may be required to use certain Excess Cash and certain Net Cash Proceeds to redeem some or all of the Notes, as set forth in Article VII of the Common Agreement at the Redemption Prices set forth in Section 3.01 of the Indenture.

          7. Notice of Redemption. At least 5 days before a Redemption Date, the Issuer shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose

Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price for the Notes and the amount of accrued interest thereon;

          (iii) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (iv) the name and address of the Paying Agent;

          (v) that any Physical Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Issuer’s request, the Trustee shall give the notice of redemption in the name of the Issuer and at the Issuer’s expense; provided, that the Issuer shall have delivered to the Trustee, at least 15 days prior to the redemption date an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

          8. Denominations, Transfer, Exchange. The Notes are in fully registered form without coupons in denominations of $1.00 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.

          9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s Obligations to Holders of the Notes in case of a merger or consolidation or sale of substantially all of the Issuer’s or a Guaranteeing Party’s assets in a transaction permitted by the Common Agreement, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Guaranteeing Party to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes, or to make any other change that does not adversely affect the rights of any Holder of Notes.

          11. Defaults and Remedies. An “Event of Default” shall exist with respect to the Notes if any of the following occurs and is continuing:

          (i) default in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

          (ii) default in the payment of all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise;

          (iii) any representation or warranty made to the holders of the Notes by the Issuer or any Guaranteeing Party in the Common Agreement or the Security Documents proves to have been untrue in any material respect when made;

          (iv) failure by the Issuer to comply with Section 4.02 of the Common Agreement;

          (v) failure by the Issuer or any of the Guaranteeing Parties to observe or perform any covenant or agreement (other than those referred to in clauses (i) through (iv) of this Section 11) required to be observed or performed by it contained in the Notes, the Security Documents, the Common Agreement or this Indenture, if such failure is not remedied within 30 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a “Notice of Default”;

          (vi) one or more final, non-appealable judgments or orders not fully covered by insurance shall be entered against the Issuer or any Guaranteeing Party for the payment of money in excess of $15,000,000 in the aggregate for all such judgments or orders (treating any deductibles, self-insurance or retention as not covered by insurance) and shall not be paid or discharged within five Business Days; provided, however, that a judgment in respect of a Referenced Claim shall not be counted toward such aggregate maximum unless and until it is a Qualified Judgment;

          (vii) any Subsidiary Guarantee or any Security Document (or a Lien created thereby) shall be found by a court of competent jurisdiction to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guaranteeing Party, or any Person acting on behalf of any Guaranteeing Party, shall deny or disaffirm its Obligations under its Subsidiary Guarantee;

          (viii) the Issuer or any Guaranteeing Party shall (i) admit in writing its inability to pay, its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (including a concurso mercantil proceeding) (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated insolvent, or to be liquidated, or (vi) take corporate action for the purpose of any of the foregoing;

          (ix) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Issuer or a Guaranteeing Party, a custodian, receiver, trustee or other officer with similar powers with respect to such Person or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Issuer or any Guaranteeing Party, or any such petition shall be filed against the Issuer or any Guaranteeing Party and not be dismissed within 60 days;

          (x) there shall have occurred and be continuing an Event of Default under the A Loan Documents that does not otherwise constitute an Event of Default hereunder (a) caused by a failure to pay principal, premium or interest on the A Loans, or (b) which has not been remedied or waived within ninety (90) days from the date a Responsible Officer provided (or was required by Section 4.02 of the Common Agreement to provide) notice thereof to the Administrative Agent; provided, however, that if any waiver of any such Event of Default is granted by the A Lenders prior to any remedial action (other than an acceleration which has been rescinded) being taken by Holders of the Notes in respect thereof, such Event of Default shall be deemed to have been waived by the Holders of the Notes; provided, further, however, that there shall be no such deemed waiver with respect to an Event of Default arising under Section 6.2.5 of the A Loan Agreement;

          (xi) the Issuer or any Guaranteeing Party is in default in the performance of or compliance with any term of any Indebtedness (other than Indebtedness under this Indenture and the Notes) or of any mortgage, indenture or other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition the holders of such Indebtedness (or a trustee or agent on their behalf) have declared such Indebtedness to be due and payable before its Stated Maturity or before its regularly scheduled dates of payment; provided, however, that it shall not constitute an Event of Default under this Section 11(xi) unless such Indebtedness, individually or together with other Indebtedness as to which such default or condition then exists, has an aggregate outstanding principal balance in excess of $15,000,000 (or its equivalent in other currencies); or

          (xii) any one or more of the conditions subsequent set forth in Article II of the Common Agreement shall not have been satisfied or waived within the period set forth in said Article II.

          12. Payment Date Other Than a Business Day. If any payment due hereunder is due on a day which is not a Business Day (for purposes of this Section 12, a “Stated Payment Date”) then such payment may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Payment Date; provided, that, if such next Business Day is in a different calendar month, such payment shall be made on the Business Day immediately preceding the Stated Payment Date.

          13. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, of the Issuer, as such, shall have any liability for any Obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          18. Guarantee; Collateral. This Note is guaranteed by certain Subsidiaries of the Issuer and secured by certain assets thereof as set forth in the Common Agreement and the Security Documents.

          19. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

CORPORACIÓN DURANGO, S.A. de C.V

Potasio 150
Ciudad Industrial, Durango
Durango, United Mexican States 34220
Attention: [   ]

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears
on the face of this Note)

Signature Guarantee:

EXHIBIT B
to the Indenture

FORM OF COMMON AGREEMENT

[filed as Exhibit T3C-2 to the Form T-3 to which this Form of Indenture is attached]